                                                                               .
                                                                               .
                                                                               .
                                                                      EXHIBIT 12

                                 AMR CORPORATION
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                  (IN MILLIONS)

                                           1999          2000          2001           2002           2003
                                        ----------    ----------    ----------     ----------     ----------
  Earnings:
     Earnings (loss) from continuing
     operations before income taxes
     and cumulative effect of
     accounting change                  $    1,006    $    1,273    $   (2,756)    $   (3,860)    $   (1,308)

     Add:  Total fixed charges
          (per below)                        1,227         1,313         1,618          1,745          1,643

     Less:  Interest capitalized               118           151           144             86             71
                                        ----------    ----------    ----------     ----------     ----------
        Total earnings (loss)           $    2,115    $    2,435    $   (1,282)    $   (2,201)    $      264
                                        ==========    ==========    ==========     ==========     ==========

  Fixed charges:
     Interest                           $      383    $      450    $      515     $      655     $      665

     Portion of rental expense
     representative of the interest
     factor                                    832           844         1,076          1,053            930

     Amortization of debt expense               12            19            27             37             48
                                        ----------    ----------    ----------     ----------     ----------
        Total fixed charges             $    1,227    $    1,313    $    1,618     $    1,745     $    1,643
                                        ==========    ==========    ==========     ==========     ==========

  Ratio of earnings to fixed charges          1.72          1.85            --             --             --
                                        ==========    ==========    ==========     ==========     ==========

  Coverage deficiency                           --            --    $    2,900     $    3,946     $    1,379
                                        ==========    ==========    ==========     ==========     ==========